Exhibit 99.1

SIGA Reports Financial Results for Three and Twelve
Months Ended December 31, 2024

•	Increased Product Sales to $133 Million in 2024

•	Generated Pre-tax Operating Income and Net Income of $70 Million and $59 Million, Respectively, in 2024

•	Corporate Update Conference Call Today at 4:30 PM ET

NEW YORK, Mar. 11, 2025 (GLOBENEWSWIRE) -- SIGA Technologies, Inc. (SIGA) (Nasdaq: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three and twelve months ended December 31, 2024.

“2024 was a year of strong financial performance and operational execution for SIGA in which we delivered $133 million in product sales and $70 million of pre-tax operating income. These results mark the second consecutive year of product revenue growth, reflecting SIGA’s continued financial strength,” stated Diem Nguyen, Chief Executive Officer.  “As we enter 2025, we remain focused on durable growth and impact, supported by approximately $70 million of outstanding procurement orders.”

Summary Financial Results
($ in millions, except per share amounts)	Three Months Ended December 31		Year Ended December 31
	2024	2023	2024	2023
Product sales (1)	$79.8	$115.7	$133.3	$130.7
Total revenues (2)	$81.4	$116.5	$138.7	$139.9
Operating income(3) (4)	$57.1	$91.7	$70.0	$83.6
Income before income taxes	$58.6	$92.9	$76.1	$87.8
Net income	$45.7	$72.3	$59.2	$68.1
Diluted income per share	$0.63	$1.01	$0.82	$0.95

(1)	Includes supportive services related to product sales.

(2)	Includes research and development revenues.

(3)	Operating income excludes, and income before income taxes includes other income. Both line items exclude the impact of income taxes.

(4)	Differences in operating income margin between periods reflects different product mixes in those periods

Key Activity:

•
In 2024, SIGA reported $133 million of product sales, including: approximately $100 million of product sales of oral and IV TPOXX to the U.S. Strategic National Stockpile (SNS), of which approximately $60 million was recognized as revenue in the fourth quarter; approximately $10 million of product sales of oral and IV TPOXX to the U.S. Department of Defense, of which approximately $9 million was recognized in the fourth quarter; and approximately $23 million of international sales, of which approximately $11 million was recognized in the fourth quarter.

•
Highlighting the diversity of the Company’s revenue base, the Company has received procurement orders for oral TPOXX from 30 countries over the past three years, with international sales to 13 countries in 2024.  As an example of the continuing diversification trend, in October 2024, the Company announced its first sale of TPOXX (tecovirimat) in Africa, made in response to a request from the Ministry of Health in Morocco.

•
In January 2025, the Company announced that TPOXX received regulatory approval in Japan (as TEPOXX) for the treatment of smallpox, mpox, cowpox, as well as complications following smallpox vaccination in adults and pediatric patients weighing at least 13 kg.  TEPOXX is the first antiviral therapy approved by the Pharmaceuticals and Medical Devices Agency (PDMA), in collaboration with the Japan Ministry of Health, Labour and Welfare, for the treatment of orthopoxviruses.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Tuesday, March 11, 2025, at 4:30 P.M. ET.

Participants may access the call by dialing 1-800-717-1738 for domestic callers or 1-646-307-1865 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com in the Investor Relations section of the website, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 1152574. The archived webcast will be available in the Investor Relations section of the Company's website.

ABOUT SIGA

SIGA is a commercial-stage pharmaceutical company and leader in global health focused on the development of innovative medicines to treat and prevent infectious diseases. With a primary focus on orthopoxviruses, we are dedicated to protecting humanity against the world’s most severe infectious diseases, including those that occur naturally, accidentally, or intentionally. Through partnerships with governments and public health agencies, we work to build a healthier and safer world by providing essential countermeasures against these global health threats. Our flagship product, TPOXX® (tecovirimat), is an antiviral medicine approved in the U.S. and Canada for the treatment of smallpox and authorized in Europe, the UK, and Japan for the treatment of smallpox, mpox (monkeypox), cowpox, and vaccinia complications. For more information about SIGA, visit www.siga.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to SIGA’s future business development and plans including with respect to securing new contracts and the timing of delivery of ordered oral TPOXX courses. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “seek,” “anticipate,” “could,” “should,” “target,” “goal,” “potential” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that BARDA elects, in its sole discretion as permitted under the 75A50118C00019 BARDA Contract (the “BARDA Contract”), not to exercise all, or any, of the remaining unexercised options under the BARDA Contract, (ii) the risk that SIGA may not complete performance under the BARDA Contract on schedule or in accordance with contractual terms, (iii) the risk that the BARDA Contract or U.S. Department of Defense contracts are modified or canceled at the request or requirement of, or SIGA is not able to enter into new contracts to supply TPOXX to, the U.S. Government, (iv) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to continue to successfully market TPOXX internationally, (v) the risk that potential products, including potential alternative uses or formulations of TPOXX that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (vi) the risk that target timing for deliveries of product to customers, and the recognition of related revenues, are delayed or adversely impacted by the actions, or inaction, of contract manufacturing organizations, or other vendors, within the supply chain, or due to coordination activities between the customer and supply chain vendors, (vii) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products or uses, (viii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (ix) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (x) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking or obtaining needed approvals to market these products, (xi) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xii) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xiii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiv) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xv) risks associated with actions or uncertainties surrounding the debt ceiling or changes in the U.S. administration, and (xvi) the risk that the U.S. or foreign governments' responses (including inaction) to national or global economic conditions or infectious diseases, are ineffective and may adversely affect SIGA’s business, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 and SIGA's subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC's website at http://www.sec.gov. All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contacts:
Suzanne Harnett
sharnett@siga.com

and

Investors	Media
Jennifer Drew-Bear, Edison Group Jdrew-bear@edisongroup.com	Holly Stevens, CG Life hstevens@cglife.com

SIGA TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
As of

	December 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$155,400,262	$150,145,844
Accounts receivable	21,166,129	21,130,951
Inventory	49,563,880	64,218,337
Prepaid expenses and other current assets	4,914,613	3,496,028
Total current assets	231,044,884	238,991,160

Property, plant and equipment, net	1,298,423	1,331,708
Deferred tax asset, net	10,854,702	11,048,118
Goodwill	898,334	898,334
Other assets	240,683	2,083,535
Total assets	$244,337,026	$254,352,855
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,340,337	$1,456,316
Accrued expenses and other current liabilities	5,640,110	10,181,810
Deferred IV TPOXX® revenue	10,330,800	20,788,720
Income tax payable	8,020,366	21,690,899
Total current liabilities	25,331,613	54,117,745
Other liabilities	3,200,650	3,376,203
Total liabilities	28,532,263	57,493,948
Commitments and contingencies (Note 12)
Stockholders' equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 71,404,669 and 71,091,616 issued and outstanding at December 31, 2024 and December 31, 2023, respectively)	7,140	7,109
Additional paid-in capital	238,635,635	235,795,420
Accumulated deficit	(22,838,012)	(38,943,622)
Total stockholders' equity	215,804,763	196,858,907
Total liabilities and stockholders' equity	$244,337,026	$254,352,855

SIGA TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the Years Ended December 31

	2024	2023	2022
Revenues
Product sales and supportive services	$133,330,181	$130,668,209	$86,661,583
Research and development	5,389,169	9,249,011	24,114,027
Total revenues	138,719,350	139,917,220	110,775,610

Operating expenses
Cost of sales and supportive services	31,289,229	17,825,090	10,432,561
Selling, general and administrative	25,136,050	22,043,023	35,117,241
Research and development	12,310,797	16,427,942	22,525,642
Total operating expenses	68,736,076	56,296,055	68,075,444
Operating income	69,983,274	83,621,165	42,700,166
Gain from change in fair value of warrant liability	—	—	400,663
Other income, net	6,087,116	4,155,508	1,031,903
Income before income taxes	76,070,390	87,776,673	44,132,732
Provision for income taxes	(16,856,174)	(19,707,847)	(10,227,926)
Net and comprehensive income	$59,214,216	$68,068,826	$33,904,806
Basic earnings per share	$0.83	$0.95	$0.46
Diluted earnings per share	$0.82	$0.95	$0.46
Weighted average shares outstanding: basic	71,253,172	71,362,209	72,929,550
Weighted average shares outstanding: diluted	71,905,712	71,679,270	73,546,501